UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 19, 2013

Almah, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178883	46-0524102
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Pembroke House, 28-32 Pembroke St Upper, Dublin 2, Ireland
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	353-871536401

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01          Entry into a Material Definitive Agreement.

Letter of Intent

On April 19, 2013, Almah, Inc., a Nevada corporation (the “Company”), entered into a Binding Letter of Intent (the “LOI”) with Arch Therapeutics, Inc., a Massachusetts company (“Arch”), in connection with a proposed reverse acquisition transaction between the Company and Arch whereby the Company and Arch will enter into a reverse triangular merger (the “Merger”) whereby the Company would acquire all of the issued and outstanding capital stock and convertible notes and warrants of Arch in exchange for the issuance to the shareholders of Arch of 20,000,000 shares of common stock of the Company. Arch operates as a life science company developing polymers containing peptides intended to form gel-like barriers over wounds to stop or control bleeding.

Pursuant to the LOI, the terms and conditions of the Merger shall be set forth in a formal definitive agreement (the “Definitive Agreement”) containing customary representations and warranties, covenants and indemnification provisions, to be negotiated between the parties and entered into on or before April 29, 2013.  Prior to execution of the Definitive Agreement, Arch has agreed to amend the terms of its existing convertible notes to provide for automatic conversion of such notes and extinguishment of the related warrants concurrently with the closing of the Merger.

The closing of the Merger (the “Closing”) shall occur on or before thirty (30) days from the date on which Arch completes an audit of its financial statements as required to be filed by the Company upon the Closing in accordance with U.S. securities laws, and approval by Arch’s shareholders and noteholders of the Definitive Agreement and the transactions contemplated thereunder and under the LOI, and receipt of all necessary third-party consents. Upon Closing, Arch shall become a wholly-owned subsidiary of the Company.

After the Closing, the Company will be managed by Arch’s current management and board of directors. Immediately prior to the Closing, the Company will have 40,000,000 shares of common stock issued and outstanding.

The foregoing description is qualified in its entirety by reference to the LOI filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Promissory Note

Pursuant to the LOI, the Company made an advance of $250,000 (the “LOI Advance”) to Arch pursuant to the terms of a promissory note (the “Note”).  On April 19, 2013, Arch issued the Note to the Company.  If the Closing does not occur, the principal amount of the LOI Advance together with accrued interest at the rate of five percent (5%) per annum shall become due and payable upon the earlier of (i) receipt by Arch of proceeds from a financing in an amount not less than $1,000,000, (ii) an event of default, or (iii) a change in control of Arch.  If the Closing occurs, the Note shall be cancelled as an intercompany transaction.

Pursuant to the LOI, the Company shall advance additional funds up to $1,000,000 (the “Additional Advances”) to Arch upon execution of the Definitive Agreement on the same terms as the LOI Advance. Such Additional Advances shall fully offset the $1,000,000 to be received by Arch at Closing.

The foregoing description is qualified in its entirety by reference to the Note filed as Exhibit 10.2 attached hereto and incorporated herein by reference.

Financing Agreement

On April 19, 2013, the Company entered into a financing agreement (the “Financing Agreement”) with Coldstream Summit Ltd. (“Coldstream”), under which Coldstream agreed to: (i) purchase $250,000 of common stock of the Company at a price of $0.50 per share; and (ii) either purchase up to an additional $1,750,000 of common stock of the Company at a price of $0.50 per share or assist the Company in securing all or a portion of such $1,750,000 investment from alternate sources. Under the terms of the Financing Agreement, for each dollar invested, the investor(s) making such investment will be issued two (2) shares of common stock of the Company and a warrant to purchase two (2) shares of common stock of the Company with an exercise price of $0.75 per share and a term of twelve (12) months.

The foregoing description is qualified in its entirety by reference to the Financing Agreement filed as Exhibit 10.3 attached hereto and incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On April 19, 2013, the Company sold 500,000 shares of its common stock at $0.50 per share for aggregate proceeds of $250,000 in connection with the Financing Agreement (the “Financing Shares”) referenced under Item 1.01 above. The proceeds from the issuance of the Financing Shares shall be used to fund the LOI Advance.

The Financing Shares were issued in reliance upon Regulation S of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”), to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

The Form of Securities Purchase Agreement and the Form of Warrant are attached hereto as Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Joey Power

Effective April 23, 2013, the Company received the resignation of Mr. Joey Power as a member of the Company’s Board of Directors and as President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer of the Company.

Appointment of Terrence W. Norchi and Avtar Dhillon

Effective April 23, 2013, the Company appointed Terrence W. Norchi, M.D. and Avtar Dhillon, M.D. as members of the Company’s Board of Directors. In addition, also effective April 23, 2013, Dr. Norchi was appointed as President, Chief Executive Officer, Interim Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer of the Company, to fill the current vacancies created by Mr. Power’s resignations from the foregoing positions as noted above.

It is contemplated that Dr. Norchi and Dr. Dhillon may serve on certain committees of the Company’s Board of Directors, but no such committee appointments have been made at this time. Neither Dr. Norchi nor Dr. Dhillon have any family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There is no arrangement or understanding pursuant to which Dr. Norchi or Dr. Dhillon was appointed as a member of the Company’s Board of Directors. There is no arrangement or understanding pursuant to which Dr. Norchi was appointed as the Company’s sole officer. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K. The professional histories of Dr. Norchi and Dr. Dhillon are below.

Professional History of Terrence W. Norchi, M.D.

Dr. Norchi, 48, is President and Chief Executive Officer of Arch Therapeutics, a company he co-founded in 2006. Prior to Arch Therapeutics, Dr. Norchi was a portfolio manager and pharmaceutical analyst at Putnam Investments. Prior to that he was the senior global biotech and international pharmaceutical equity analyst at Citigroup Asset Management. Prior to that he was a sell-side analyst covering non-US pharmaceutical equities at Sanford C. Bernstein in New York City. Dr. Norchi earned an M.B.A. from the MIT Sloan School of Management in 1996. Dr. Norchi completed internal medicine residency in 1994 at Baystate Medical Center, Tufts University School of Medicine, where he was selected to serve as Chief Medical Resident. He earned an M.D. degree in 1990 from Northeast Ohio Medical University.

Professional History of Avtar Dhillon, M.D.

Dr. Dhillon, 52, has been a member of the Board of Directors of Arch Therapeutics since May 2011. Dr. Dhillon is the former President & Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) (“Inovio”). Since June 2009, he has served as the Chairman of the Board of Inovio. Dr. Dhillon was Executive Chairman of Inovio from July 2009 to June 2011, and was the company’s President and Chief Executive Officer from 2001 until 2009. During his tenure at Inovio, Dr. Dhillon successfully led the turnaround of the company through restructuring and acquisition of technology from several European and North American companies including merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company with one of the strongest development pipelines in the industry. Dr. Dhillon led eight successful financings raisings over $136 million for the company and concluded several licensing deals valued at over $200 million that has included global giants, Merck and Wyeth (now Pfizer).

Prior to joining Inovio, Dr. Dhillon was vice president of MDS Capital Corp. (now Lumira Capital Corp.), one of North America's leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. Prior to 1998, Dr. Dhillon acted as consultant to Cardiome Pharma Corp., a biotechnology company listed on the Toronto Stock Exchange and NASDAQ, and for which he led a successful turnaround including 3 pivotal financings, establishing a clinical development strategy and procuring a new management team. Prior to 2001, Dr. Dhillon acted as consultant to several biotech companies including Forbes Meditech for which he helped raise $28 million and increased investor awareness. In his role as founder and board member Dr. Dhillon has been involved in several early stage healthcare focused companies listed on the TSX and TSX-V which have successfully matured through advances in their development pipeline and subsequent M&A transactions. Most recently, he was a founding board member of Protox Therapeutics, Inc. and had maintained his board position until the execution of a financing of up to $35 million with Warburg Pincus in November 2010.

In addition to his current board member roles with Arch Therapeutics, OncoSec Medical Incorporated (Chairman), Inovio (Chairman) and Stevia First, Corp. (Chairman), Dr. Dhillon currently sits on the Board of Directors of BC Advantage Funds, the largest Venture Capital Corporation in British Columbia.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Binding Letter of Intent by and between Almah, Inc. and Arch Therapeutics, Inc. dated April 19, 2013.
10.2	Promissory Note by and between Almah, Inc. and Arch Therapeutics, Inc. dated April 19, 2013.
10.3	Financing Agreement by and between Almah, Inc. and Coldstream Summit Ltd. dated April 19, 2013.
10.4	Form of Securities Purchase Agreement
10.5	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALMAH, INC.

Dated: April 25, 2013	/s/ Terrence W. Norchi, M.D.
Terrence W. Norchi, M.D.
President, Chief Executive Officer and
Interim Chief Financial Officer